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                                                                   Exhibit 10.8

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made this 18th day of December, 2000 by and between Great Plains Ethanol, LLC, a South Dakota limited liability company ("Great Plains") and Brian Minish (the "Employee"):

         1. EMPLOYMENT. Great Plains employs Employee as its full-time Chief Executive Officer and Chief Financial Officer and the Employee accepts such employment, commencing on December 1, 2000 upon the terms and conditions of this Agreement.

         2. DUTIES AND SUPERVISION. Employee shall devote his full-time best efforts to performing his duties, as described in Great Plains' Operating Agreement, as Chief Executive Officer and Chief Financial Officer and shall report to Great Plains' Board of Managers (the "Board").

         3. COMPENSATION. In consideration of the services rendered by Employee under this Agreement, Great Plains shall pay Employee a monthly salary of $3,000.00, shall be payable on the first day of the month, beginning in December. If the first day of the month falls on a Saturday, Sunday or holiday, Employee shall be paid on the following business day.

         4. BENEFITS. Great Plains does not now provide Employee with health, dental, life, disability or other benefits but Employee shall be entitled to participate in all benefit plans adopted by the Board.

         5. EXPENSES. Great Plains's Board shall have the authority to review Employee's reimbursement requests. Any mileage reimbursements shall be at the then current rate set by the IRS.

         6. TERMINATION. Employment shall be at will. Employee and Great Plains shall give each to the other no less than sixty (60) days prior notice of termination.

         7. JURISDICTION. This Agreement has been executed in South Dakota and shall be governed by the laws of the State of South Dakota. The parties consent to the jurisdiction of the courts of the State of South Dakota and agree that any action arising out of or to enforce this Agreement must be brought and maintained in South Dakota.


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                                         GREAT PLAINS ETHANOL, LLC



                                         By   /s/ Darrin Ihnen
                                             -----------------------------------
                                             President of the Board of Managers


                                              /s/ Brian Minish
                                             -----------------------------------
                                             Brian Minish